CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Connecticut Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about May 30, 2003.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
May 30, 2003